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                                                THE BEAR STEARNS COMPANIES INC.
                                STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (In thousands, except for ratio)


                   First Quarter       Fiscal Year      Fiscal Year     Fiscal Year      Fiscal Year     Fiscal Year
                       Ended              Ended            Ended           Ended            Ended           Ended
                September 29, 1995    June 30, 1995    June 30, 1994   June 30, 1993    June 30, 1992   June 30, 1991
                ------------------    -------------   -------------    -------------    -------------   -------------
 Earnings
 before taxes
 on income               $  156,410      $  388,082       $  642,799      $  614,398       $  507,625       $  229,501
                          ---------       ---------        ---------       ---------        ---------        ---------


 Add Fixed
 Charges:

   Interest                 456,945       1,678,515        1,023,866         710,086          834,859        1,141,029

   Interest
   factor in
   rents                      6,459          24,594           21,772          20,084           20,874           18,715
                          ---------       ---------        ---------       ---------        ---------        ---------


   Total
   fixed
   charges                  463,404       1,703,109        1,045,638         730,170          855,733        1,159,744
                          ---------       ---------        ---------       ---------        ---------        ---------

 Earnings
 before fixed
 charges,
 and provison
 for income
 taxes                   $  619,814      $2,091,191       $1,688,437      $1,344,568       $1,363,358       $1,389,245
                          =========       =========        =========       =========        =========        =========

 Ratio of
 earnings to
 fixed
 charges                        1.3             1.2              1.6             1.8              1.6              1.2
                          =========       =========        =========       =========        =========        =========


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